Exhibit 99.1

Merrimack Pharmaceuticals Reports Second Quarter 2014 Financial Results

CAMBRIDGE, Mass., August 11, 2014 (GLOBE NEWSWIRE) – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer, today announced its second quarter 2014 financial results. Merrimack will host a live conference call and webcast today, Monday, August 11 at 8:00 a.m., Eastern Time, to provide an update on Merrimack’s progress as well as a summary of second quarter 2014 financial results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 83151516. Slides and a listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, http://investors.merrimackpharma.com, and a replay of the call will be archived there for six weeks following the call.

Key Recent Events

•	Presentation of MM-398 Phase 3 NAPOLI-1 results at the ESMO World Congress on Gastrointestinal Cancer 2014 in Barcelona;

•	Initiation of HERMIONE, a Phase 2 clinical trial designed to support an Accelerated Approval application to the FDA for MM-302 in patients with HER2-positive metastatic breast cancer, which was announced in a separate release this morning;

•	Agreement to regain worldwide rights to develop and commercialize MM-121; and

•	Presentation of MM-121 Phase 2 clinical data at the 2014 Annual Meeting of the American Society of Clinical Oncology in Chicago.

Upcoming Milestones

Merrimack anticipates the following upcoming milestones:

•	Submission of a New Drug Application to the U.S. Food and Drug Administration for MM-398 in 2014;

•	Initiation of a Phase 2 clinical trial for MM-141 in 2015; and

•	Announcement of top line data from the MM-111 Phase 2 clinical trial in gastric, esophageal and gastroesophageal cancers in 2015.

Second Quarter 2014 Financial Results

•	Net loss for the second quarter of 2014 was $18.3 million, or basic and diluted net loss per share available to common stockholders of $0.17, compared with net loss for the second quarter of 2013 of $30.3 million, or basic and diluted net loss per share available to common stockholders of $0.31. This decrease in net loss was primarily attributable to:

•	A $22.5 million increase in revenue due to a change in estimate of the revenue recognition period of previously-received upfront, milestone and manufacturing payments as a result of the termination of the MM-121 license and collaboration agreement with Sanofi effective December 17, 2014, unless Merrimack elects to accelerate this termination date;

•	$3.3 million of increased research and development expense not associated with MM-121, which was primarily due to increased spending on Merrimack’s other clinical stage product candidates;

•	$3.3 million of increased interest expense from Merrimack’s 4.50% convertible senior notes, which were issued in July 2013, of which $2.0 million is imputed non-cash expense primarily related to the conversion feature of the convertible senior notes; and

•	$2.8 million of increased general and administrative expense primarily associated with increased headcount costs to support clinical and commercial development and increased costs to support commercialization efforts on MM-398.

Financial Outlook

Merrimack expects that its existing unrestricted cash and cash equivalents and available-for-sale securities as of June 30, 2014, anticipated interest income and remaining funding under its license and collaboration agreement with Sanofi related to MM-121, which will terminate effective December 17, 2014 unless Merrimack chooses to accelerate such termination date, will enable Merrimack to fund operations into 2015.

About Merrimack

Merrimack is a biopharmaceutical company discovering, developing and preparing to commercialize innovative medicines paired with companion diagnostics for the treatment of cancer. Merrimack seeks to gain a deeper understanding of underlying cancer biology through its systems biology-based approach and develop new insights, therapeutics and diagnostics to improve outcomes for cancer patients. Merrimack currently has six oncology therapeutics in clinical development and three additional candidates in late stage preclinical development. Merrimack’s lead program, MM-398, recently completed a Phase 3 trial in post-gemcitabine pancreatic cancer. Based on the results of this study, Merrimack intends to file a New Drug Application for MM-398 in 2014. For more information, please visit Merrimack’s website at www.merrimackpharma.com.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this press release, Merrimack’s forward-looking statements include statements about the timing of submitting a New Drug Application to the FDA, the timing of initiation of new clinical trials, the timing of availability of clinical trial data and expectations regarding the sufficiency of Merrimack’s financial resources to fund operations. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s drug candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on May 6, 2014 and other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended June 30
	2014	2013
Collaboration revenues	$27,815	$18,452
Operating expenses:
Research and development	33,795	42,465
General and administrative	7,921	5,095

Total operating expenses	41,716	47,560

Loss from operations	(13,901)	(29,108)

Other income and expenses, net	(4,389)	(1,143)

Net loss	(18,290)	(30,251)

Less net loss attributable to non-controlling interest	(181)	(169)

Net loss attributable to Merrimack	(18,109)	(30,028)

Other comprehensive income	5	15

Comprehensive loss	$(18,104)	$(30,067)

Net loss per share available to stockholders - basic and diluted	$(0.17)	$(0.31)

Weighted-average common shares used in computing net loss per share available to common stockholders - basic and diluted	103,809	96,170

Merrimack Pharmaceuticals, Inc.

Unaudited Balance Sheet Data

(in thousands)

	As of June 30, 2014	As of December 31, 2013
Cash, cash equivalents and available-for-sale securities	$92,746	$155,202
Working capital	12,995	108,910
Total assets	129,813	192,417
Total liabilities	206,938	235,545
Total stockholders’ deficit	(77,112)	(43,465)

Merrimack Pharmaceuticals, Inc.

Unaudited Cash Flow Data

(in thousands)

	Three Months Ended June 30,
	2014	2013
Net cash used in operating activities	$(32,833)	$(24,234)
Net cash provided by investing activities	40,586	25,870
Net cash provided by financing activities	3,101	872

Net increase in cash and cash equivalents	10,854	2,508

CONTACT:

Investor Contact:

Geoffrey M. Grande, CFA

Investor Relations

Merrimack

617-441-7602

ggrande@merrimackpharma.com

Media Contact:

Dana Robie

Corporate Communications

Merrimack

617-441-7408

drobie@merrimackpharma.com